Exhibit 10.16
EXECUTION COPY
SECURED PROMISSORY NOTE

$750,000	August 14, 2007
FOR VALUE RECEIVED, the undersigned, AMEREX GROUP, INC., a Delaware corporation (the “Borrower”), does hereby promise to pay to the order of PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD. (“Holder”), or its assigns, at 1400 Old Country Road, Suite 206, Westbury, New York 11590, the aggregate principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) on February 10, 2008 (the “Maturity Date”). The Borrower acknowledges that upon funding the Lender shall deduct from the proceeds of this Note prepaid interest in the amount of $90,000 and legal fees and expenses incurred by the Lender in an amount not to exceed $25,000.
ARTICLE I
TERMS OF PAYMENT
1.1 Payments and Prepayments
1. Commencing on September 14, 2007 and continuing on the 10th day of each month thereafter (the “Monthly Payment Date”) until this Note is paid in full, the Borrower shall pay to the Holder one hundred and fifty thousand dollars ($150,000) plus a utilization fee of ten percent (10%) on the amount so paid (the “Monthly Payment”). In lieu of the Monthly Payment, the Borrower may on each Monthly Payment Date issue to the Holder that number of unrestricted, free trading shares of the Borrower’s common stock, par value $.001, having a value equal to the Monthly Payment based on a per share price equal to a 30% discount to the average closing bid price for the five (5) trading days preceding the Monthly Payment Date.
2. The Borrower may in its discretion without restriction prepay this Note at any time in whole or in part, together with the utilization fee applicable thereto.
3. The Borrower further agrees that, if any payment made by the Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter pledged as security for this Note is required to be returned by Holder to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Borrower’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereunder securing the Borrower’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Borrower in respect to the amount of such payment (or any lien, security interest or other collateral securing such obligation).

1.2 Payment and Computations
All computations of interest shall be made by Holder on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding day and such extension of time shall in such case be included in the computation of payment of interest.
ARTICLE II
REPRESENTATIONS AND WARRANTIES; COVENANTS
2.1 Representations and Warranties. The Borrower represents and warrants as follows: (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma; (ii) the execution, delivery and performance by the Borrower of this Note are within the Borrower’s powers, have been duly authorized by all necessary action, and do not contravene (A) the Borrower’s certificate of incorporation or bylaws or (B) (x) any law or (y) any agreement or document binding on or affecting the Borrower, (iii) to the extent required, the Borrower has received authorization or approval, and has provided notice to or filed with, any governmental authority, regulatory body or third person for the due execution, delivery and performance by the Borrower of this Note; (iv) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity; (v) the Borrower has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi) the Borrower is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vi) except as disclosed in the Borrower’s SEC filings, there is no pending or, to the Borrower’s knowledge, threatened action or proceeding affecting the Borrower before any governmental agency or arbitrator which challenges or relates to this Note or which may otherwise have a material adverse effect on the Borrower; (viii) the Borrower is not in violation or default of any provision of (A) its certificate of formation or operating agreement, each as currently in effect, or (B) any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Borrower is subject, and (ix) this Note is validly issued, free of any taxes, liens, and encumbrances related to the issuance hereof and is not subject to preemptive right or other similar right of members of the Borrower.
2.2 Covenants. So long as any principal or interest is due hereunder and shall remain unpaid, the Borrower will, unless the Holder shall otherwise consent in writing:
(a) Maintain and preserve its existence, rights and privileges;
(b) Not distribute, directly or indirectly, by way of dividend, loan or otherwise, any amounts to its stockholders;

(c) Not incur any Indebtedness, other than Indebtedness incurred in the ordinary course of business or outstanding on the date hereof, unless such Indebtedness is subordinated to the prior payment in full of this Note on terms reasonably satisfactory to the Holder;
(d) Not (i) directly or indirectly sell, lease or otherwise dispose of (A) any of its property or assets other than in its ordinary course of business or (B) substantially all of its properties and assets, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time, (ii) merge into or with or consolidate with any other person or (iii) adopt any plan or arrangement for the dissolution or liquidation of the Borrower;
(e) Give written notice to Holder upon the occurrence of an Event of Default (as defined below) or any event but for the giving of notice or lapse of time, or both, would constitute an Event of Default within five (5) days of such event;
(f) Not use the proceeds from the issuance of this Note in any way for any purpose that entails a violation of, or is inconsistent with, Regulation U of the Board of Governors of the Federal Reserve System of the United States of America;
(g) Comply in all material respects with all applicable laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial).
(h) Not redeem or repurchase any of its capital stock or other equity interests;
(i) Not (i) make any advance or loan to any person, firm or corporation, except for reasonable travel or business expenses advanced to the Company’s employees or independent contractors in the ordinary course of business, or (ii) acquire all or substantially all of the assets of another entity;
(j) Not prepay any Indebtedness, except for trade payables incurred in the ordinary course of the Borrower’s business; or
(k) The Company shall not intentionally take any action which would impair the rights and privileges of this Note set forth herein or the rights and privileges of the Holder of this Note.
ARTICLE III
EVENTS OF DEFAULT
3.1 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a) The Borrower shall fail to pay any principal of, or interest on, this Note within two (2) days after such payment is due; or
(b) Any representation or warranty made by the Borrower or any other person or entity under this Note or under any Pledge Agreement executed and delivered simultaneously herewith (collectively referred to herein with the Note as the “Loan Documents”), shall prove to have been incorrect in any material respect when made; or

(c) The Borrower or any other person or entity shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed after the expiration of all applicable grace and notice periods, or there is any other breach of any Loan Document; or
(d) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and such proceeding is not dismissed within 90 days after commencement; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (d); or
(e) Any judgment or order for the payment of money in excess of $25,000 shall be rendered against the Borrower and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(f) The Borrower shall fail to pay any Indebtedness in excess of $50,000 (other than Indebtedness evidenced by this Note) when due (after any applicable grace period) or any such Indebtedness shall be declared due and payable or required to be prepaid, prior to the stated maturity thereof;
then, and in any such event, Holder may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and the Holder shall have the right to exercise all rights under applicable law and hereunder; provided that upon the occurrence and continuation of an Event of Default pursuant to clause (d) above all amounts due hereunder shall automatically be due and payable without notice to the Company and the Holder shall have the right to exercise any and all remedies under applicable laws.
ARTICLE IV
MISCELLANEOUS
4.1 Amendments, Etc. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
4.2 Notice, Etc. Any notice required by the provisions of this Note will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrower:
Amerex Group, Inc.
1105 N. Peoria Avenue
Tulsa, Oklahoma 74106
Attention: Nicholas Malino
Facsimile Numbers: 918-599-0786
If to Holder:
Professional Offshore Opportunity Fund, Ltd.
1400 Old Country Road
Suite 206
Westbury, New York 11590
Attention: Howard Berger
Facsimile Number: (516) 228-8270
or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.
4.3 No Waiver; Remedies. No failure on the part of Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or future exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
4.4 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.
4.5 Cost and Expenses. The Borrower agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the preparation and negotiation of and the enforcement of this Note, including post- judgment collection, and any other instruments and documents delivered in connection therewith.
4.6 Default Interest. In the Event of Default, Borrower shall pay Lender interest on any amount due under this Note, from the date of the Event of Default, at the rate of eighteen percent per annum (18%) or the highest rate permitted by law, whichever is lower, until paid in full.
4.7 Binding Effect; Governing Law. This Note shall be binding upon and inure to the benefit of the Borrower and Holder and their respective successors and assigns; provided that the Borrower may not assign this Note, in whole or in part, by operation of law or otherwise, without the prior written consent of the Holder. Holder may assign or otherwise participate out all or part of, or any interest in, its rights and benefits hereunder and to the extent of such assignment or participation such assignee shall have the same rights and benefits against the Borrower as it would have had if it were the Holder. This Note, and any claims arising out of relating to this Note, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. No other state’s law shall apply to any claim relating to or arising from this Note or any transaction relating to this Note.

4.8 Jurisdiction.
THE BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE, IN THE COUNTY OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE BORROWER AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS (POSTAGE PREPAID) IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.2 OF THIS NOTE. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.2 OF THIS NOTE, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OF FORUM NON CONVENIENS OR ANY SIMILAR BASIS.
4.9 Waiver of Presentment. The Borrower waives presentment, notice of dishonor, notice of protest, presentment and demand in connection with the delivery, acceptance, performance or default of this Note.
4.10 Security. This Note is secured by and is entitled to the benefits of the Pledge Agreement.
4.11 No Violation of Usury. This confirms that the Borrower and, by its acceptance of this Note, Holder intend to contract in strict compliance with applicable usury laws from time to time in effect. Accordingly, the Borrower and Holder stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Any sums collected by Holder and determined to be interest in excess of that which is permitted under applicable law shall be applied to and deemed to be principal owing by the Borrower.
ARTICLE V
INDEMNIFICATION
The Borrower hereby agrees to indemnify and hold harmless the Holder and its respective affiliates, directors, officers, partners, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, reasonable fees (including attorneys’, accountants’ and other experts’ fees and disbursements), liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or covenant of the Borrower contained in this Note or other documents delivered by the Borrower pursuant to or in connection with this Note or otherwise in connection with or as a result of or related to the execution, delivery or performance of this Note or the transactions contemplated hereby. The indemnification provisions of this ARTICLE V shall survive repayments in full of this Note.

ARTICLE VI
DEFINITIONS
As used herein, the following terms are defined as follows:
6.1 “Indebtedness” with respect to any person or entity shall mean all items (other than capital stock, capital surplus, retained earnings, obligations payable in capital stock of such person or entity and deferred credits) which in accordance with generally accepted accounting principals would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as at the date of which Indebtedness is to be determined. The term “Indebtedness” shall also include, whether or not so reflected, (i) indebtedness, obligations and liabilities secured by any lien on property of such person whether or not the indebtedness secured thereby shall have been assumed by such person, and (ii) all guaranties of any of the above. Notwithstanding the foregoing, in determining the indebtedness of any person, there shall be included all indebtedness of such person deemed to be extinguished under generally accepted accounting principles but for which such person or entity remains legally liable.
6.2 “Pledge Agreement” means the certain Pledge Agreement dated August 10, 2007 by Ronald Brewer and Richard Coody in favor of Borrower.
6.3 “Solvent” shall mean, with respect to any person or entity on a particular date, that on such date (i) the fair value of the property of such person or entity is not less than the total amount of the liabilities of such person or entity, (ii) the present fair salable value of the assets of such person or entity is not less than the amount required to pay the probable liability on such person’s existing debts as they become absolute and matured, (iii) such person or entity is able to realize upon its assets and pay its debts and other liabilities, (iv) such person or entity does not intend to, and does not believe that it will, incur debts or liabilities beyond such person or entity’s ability to pay as such debts and liabilities mature and (v) such person or entity is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such person’s or entity’s property would constitute unreasonably small capital.
IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its officer duly authorized, as of the date first above written.

AMEREX GROUP, INC.

By:	/s/ Nicholas J. Malino

Name: Nicholas J. Malino
Title: CEO